$959,499,000

(Approximate)
INDYMAC ABS, INC.
Depositor
Sponsor, Seller and Servicer

Home Equity Mortgage Loan Asset-Backed Trust,
Series INABS 2007-B

Issuing Entity

 This Supplement updates the prospectus supplement dated June 11, 2007 that has been issued with respect to the IndyMac IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2007-B, as described below.

On page S-55, the definition of “Pass-Through Margin”  is replaced with the following:

The “Pass-Through Margin” for each class of Class A and Subordinated Certificates will be as follows:

Class	Pass-Through Margin in the interest accrual period for each distribution date on or before the Optional Termination Date	Pass-Through Margin in the interest accrual period for each distribution date after the Optional Termination Date
1A-1	0.190%	0.380%
1A-2	0.190%	0.380%
2A-1	0.080%	0.160%
2A-2	0.160%	0.320%
2A-3	0.200%	0.400%
2A-4	0.260%	0.520%
M-1	0.310%	0.465%
M-2	0.320%	0.480%
M-3	0.340%	0.510%
M-4	0.550%	0.825%
M-5	0.700%	1.050%
M-6	0.950%	1.425%
M-7	1.500%	2.250%
M-8	2.250%	3.375%
M-9	2.500%	3.750%
M-10	2.500%	3.750%
M-11	2.500%	3.750%
_________________________________
Lehman Brothers	RBS Greenwich Capital
(Lead Managers)
Credit Suisse	Deutsche Bank Securities
IndyMac Securities Corp.	UBS Investment Bank
(Co-Managers)
June 20, 2007